Exhibit 99.1

Risk Factors

Provided below are certain risks that should be reviewed when considering holding or making an investment in securities of SunocoCorp LLC (“SunocoCorp”). The risk factors set forth below are not all the risks that SunocoCorp faces, and there are other factors that SunocoCorp faces in the ordinary course of its business that are currently considered immaterial or that are currently unknown to SunocoCorp may impact its business, future operations or financial condition.

In addition to the risks described below, holders of SunocoCorp securities should also review and consider the risk factors relating to Sunoco LP (“Sunoco”) disclosed in the section entitled “Item 1A. Risk Factors” of Sunoco’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”), and in Sunoco’s quarterly and current reports filed with the SEC.

There may be a limited trading market for SunocoCorp’s securities. SunocoCorp became a publicly traded company in connection with the completion of the acquisition of Parkland Corporation (“Parkland”) by Sunoco by way of a court-approved plan of arrangement under Section 193 of the Business Corporations Act (Alberta) (the “Arrangement”), and the common units representing limited liability company interests in SunocoCorp (the “SunocoCorp Common Units”) that were issued to Parkland shareholders in connection therewith are expected to start trading on the New York Stock Exchange on November 6, 2025.

Prior to the completion of the Arrangement, there has been no public market for the SunocoCorp Common Units, and there can be no assurance that an active market for the SunocoCorp Common Units will develop, or that if it develops, the market will be sustained or provide adequate liquidity for SunocoCorp unitholders.

SunocoCorp’s sole material asset is limited partnership interests in, and control of, Sunoco and, accordingly, SunocoCorp will be dependent upon distributions or other payments from Sunoco in order to pay taxes and other expenses, satisfy its liabilities and make distributions to SunocoCorp unitholders.

SunocoCorp has no material assets other than (i) its ownership of limited partnership interests in Sunoco (the “Sunoco Class D Units”) that are economically equivalent to Sunoco’s publicly-traded common units (the “Sunoco Common Units”), and (ii) the right to elect, appoint and remove the directors of Sunoco’s general partner (the “Sunoco GP”) pursuant to a Delegation Agreement, dated as of October 27, 2025 (the “Delegation Agreement”), entered into with Energy Transfer LP (“Energy Transfer”) and the Sunoco GP.

As a result, although SunocoCorp has entered into an Omnibus Agreement with Sunoco, dated as of October 31, 2025, (the “Omnibus Agreement”) pursuant to which Sunoco is obligated, in accordance with the terms and conditions thereof, to reimburse SunocoCorp for, or pay on SunocoCorp’s behalf, certain direct and indirect costs and expenses (other than income taxes) incurred by SunocoCorp, SunocoCorp does not have independent means of generating revenue beyond the distributions it receives from Sunoco on the Sunoco Class D Units. Consequently, SunocoCorp’s ability to make payments in respect of its contractual obligations, to cover its expenses, to pay any taxes (including U.S. federal and state income taxes on its allocable share of Sunoco’s taxable income or gain) and to satisfy any other liabilities, among other things, will be dependent on the amount and timing of any distributions received from Sunoco as well as certain reimbursement and indemnification rights of SunocoCorp under the Omnibus Agreement.

There can be no assurance that Sunoco and its subsidiaries will generate sufficient cash flow to make distributions to SunocoCorp or to satisfy Sunoco’s obligation to reimburse certain of SunocoCorp’s expenses, or that applicable state law and contractual restrictions, including negative covenants in any applicable debt instruments, will permit such distributions and payments. Subsidiaries of Sunoco are currently subject to debt instruments or other agreements that may restrict distributions from Sunoco’s subsidiaries and consequently Sunoco’s ability to make distributions to SunocoCorp. To the extent that Sunoco is restricted from making distributions or from making any required expense reimbursement or indemnification payments to SunocoCorp under applicable law or regulation or under the terms of any financing or other contractual arrangements, or is otherwise unable to satisfy its obligations to SunocoCorp or to make distributions in an amount or at the time it has done so historically, it could materially adversely affect SunocoCorp’s liquidity and financial condition. If, as a result, SunocoCorp is unable to pay its taxes or satisfy its other liabilities, SunocoCorp may default on contractual obligations or have to borrow funds. In the event that SunocoCorp is required to borrow funds, it could adversely affect SunocoCorp’s liquidity and subject SunocoCorp to certain restrictions imposed by lenders.

SunocoCorp’s limited liability company agreement does not require it to distribute cash to SunocoCorp unitholders.

Under SunocoCorp’s limited liability company agreement (the “SunocoCorp LLCA”), it is the policy of SunocoCorp to pay regular quarterly cash distributions of substantially all of SunocoCorp’s cash available for distribution to SunocoCorp’s unitholders. However, SunocoCorp’s managing member (the “SunocoCorp Manager”) may change such policy at any time, and generally has discretion to determine the amount and timing of any such distributions. This includes broad discretion to establish and maintain reserves in amounts that the SunocoCorp Manager determines to be appropriate and to determine the cash available for distribution to SunocoCorp members. Because of this discretion, as well as the fact that SunocoCorp will be dependent on distributions from Sunoco for cash available for distribution and may be subject to U.S. federal and state income taxes on any such distributions, SunocoCorp may be unable to maintain per-unit distributions at the level historically paid by Sunoco to its unitholders or to otherwise maintain or increase its per-unit distribution levels. As a result of this cash distribution policy, SunocoCorp also may be unable to fund any acquisitions or capital investments that the SunocoCorp Manager may otherwise determine to be in the best interests of SunocoCorp and that would allow SunocoCorp’s business to expand or grow its operations beyond holding Sunoco Class D Units.

Energy Transfer owns and controls the SunocoCorp Manager, which has sole responsibility for conducting SunocoCorp’s business and managing SunocoCorp’s operations. The SunocoCorp Manager and its affiliates, including Energy Transfer, may have conflicts of interest with SunocoCorp and have limited contractual duties and so they may favor their own interests to the detriment of SunocoCorp and its unitholders.

Energy Transfer owns and controls SunocoCorp Management LLC, the SunocoCorp Manager, and therefore appoints all of the directors of the SunocoCorp Manager. Although the SunocoCorp Manager has a contractual obligation to manage SunocoCorp in a manner it believes is not adverse to the interests of SunocoCorp, the executive officers and directors of the SunocoCorp Manager also have a contractual duty to manage the SunocoCorp Manager in a manner beneficial to Energy Transfer. Therefore, conflicts of interest may arise between Energy Transfer and its affiliates, including the SunocoCorp Manager, on the one hand, and SunocoCorp and its unitholders, on the other hand. In resolving these conflicts of interest, the SunocoCorp Manager may favor its own interests and the interests of its affiliates over the interests of SunocoCorp unitholders. Energy Transfer also owns the Sunoco GP and, through SunocoCorp, will appoint all of the directors of the board of directors of the Sunoco GP. Similar conflicts may also arise with respect to Sunoco, which could also adversely affect SunocoCorp unitholders if Energy Transfer and its affiliates, including the Sunoco GP, favor their own interests to the detriment of Sunoco, including SunocoCorp as a holder of limited partnership interests in Sunoco.

These conflicts include the following situations, among others:

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The SunocoCorp Manager’s affiliates, including Energy Transfer and its affiliates, are not prohibited from engaging in other business or activities, including those in direct competition with SunocoCorp and Sunoco.

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Neither the SunocoCorp LLCA nor any other agreement requires Energy Transfer to pursue a business strategy that favors SunocoCorp. The affiliates of the SunocoCorp Manager have contractual duties to make decisions in their own best interests and in the best interest of their owners, which may be contrary to SunocoCorp’s interests.

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Certain officers and directors of the SunocoCorp Manager are expected to be officers or directors of affiliates of the SunocoCorp Manager, and as such will also devote significant time to the business of these entities and will be compensated accordingly.

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Affiliates of the SunocoCorp Manager, including Energy Transfer, are not limited in their ability to compete with SunocoCorp or Sunoco, and may offer business opportunities or sell assets to parties other than SunocoCorp or Sunoco.

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The SunocoCorp LLCA provides that the SunocoCorp Manager may, but is not required to, in connection with its resolution of a conflict of interest, seek “special approval” of such resolution by appointing a conflicts committee of the board of directors of the SunocoCorp Manager, composed of one or more independent directors, to consider such conflicts of interest and to either, itself, take action or recommend action to the board of directors of SunocoCorp Manager and any resolution of the conflict of interest by the conflicts committee shall be conclusively deemed to be approved by SunocoCorp unitholders.

•	Except in limited circumstances, the SunocoCorp Manager has the power and authority to conduct SunocoCorp’s business without the approval of SunocoCorp unitholders.

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The SunocoCorp Manager determines any transactions to be undertaken by SunocoCorp, including the amount and timing of any asset purchases and sales, borrowings or repayment of indebtedness and issuances of additional limited liability company interests in SunocoCorp as well as the level of reserves and amount and timing of any capital expenditures that may be undertaken by SunocoCorp, each of which can affect the amount of cash that is distributed to the SunocoCorp unitholders.

•	The SunocoCorp Manager may cause SunocoCorp to borrow funds in order to permit the payment of cash distributions.

•	The SunocoCorp Manager determines which costs incurred by it and its affiliates are reimbursable by SunocoCorp.

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The SunocoCorp LLCA does not restrict the SunocoCorp Manager from causing SunocoCorp to pay it or its affiliates for any services rendered to SunocoCorp or entering into additional contractual arrangements with its affiliates on SunocoCorp’s behalf. There is no limitation on the amounts the SunocoCorp Manager can cause SunocoCorp to pay it or its affiliates.

•	The SunocoCorp Manager has limited its liability regarding its contractual and other obligations to SunocoCorp.

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The SunocoCorp Manager may exercise its right to call and purchase SunocoCorp common units held by unaffiliated persons if the SunocoCorp Manager and its affiliates own more than 80% of the SunocoCorp common units.

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The SunocoCorp Manager controls the enforcement of obligations owed to SunocoCorp by the SunocoCorp Manager and its affiliates. In addition, the SunocoCorp Manager decides whether to retain separate counsel or others to perform services for SunocoCorp.

SunocoCorp cannot predict the impact the indirect control by Energy Transfer may have on the trading price for SunocoCorp Common Units.

SunocoCorp cannot predict whether Energy Transfer’s ownership and control of the SunocoCorp Manager will result in a lower trading price or greater fluctuations in the trading price of the SunocoCorp Common Units, or will result in adverse publicity or other adverse consequences.

Cost reimbursements due to the SunocoCorp Manager and its affiliates for services provided to SunocoCorp or on SunocoCorp’s behalf will reduce cash available for distribution to the SunocoCorp unitholders. The amount and timing of such reimbursements will be determined by the SunocoCorp Manager.

SunocoCorp will reimburse the SunocoCorp Manager for all expenses that the SunocoCorp Manager and its affiliates incur and payments they make on SunocoCorp’s behalf pursuant to the SunocoCorp LLCA. The SunocoCorp LLCA does not limit the amount of expenses for which the SunocoCorp Manager may be reimbursed. The SunocoCorp LLCA provides that the SunocoCorp Manager determines the expenses that are allocable to SunocoCorp. Reimbursement of these expenses and payment of fees to the SunocoCorp Manager will, directly or indirectly, reduce the amount of cash available to pay distributions to SunocoCorp unitholders, either by reducing SunocoCorp’s cash available for distribution or, where SunocoCorp is itself entitled to reimbursement of some or all of such payments from Sunoco under the Omnibus Agreement, by reducing Sunoco’s cash available to make distributions to Sunoco unitholders, including on the Sunoco Class D Units owned by SunocoCorp.

The SunocoCorp Manager may, in its sole discretion, approve the issuance of SunocoCorp securities and specify the terms of such SunocoCorp securities.

Pursuant to the SunocoCorp LLCA, the SunocoCorp Manager has the ability, in its sole discretion and without the approval of SunocoCorp unitholders, to approve the issuance of securities by SunocoCorp at any time and to specify the terms and conditions of such securities. The securities authorized to be issued may be issued in one or more classes or series, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of SunocoCorp securities), as are determined by the SunocoCorp Manager, including:

•	the right to share in SunocoCorp’s profits and losses;

•	the right to share in SunocoCorp’s distributions;

•	rights upon dissolution and liquidation of SunocoCorp;

•	whether, and the terms upon which, SunocoCorp may redeem the securities;

•	whether the securities will be issued, evidenced by certificates and assigned or transferred; and

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the right, if any, of the security to vote on matters relating to SunocoCorp, including matters relating to the relative rights, preferences and privileges of such security or on which holders of SunocoCorp Common Units do not have the right to vote.

The SunocoCorp LLCA limits the liability and duties of the SunocoCorp Manager and restricts the remedies available to SunocoCorp and SunocoCorp unitholders for actions taken by the SunocoCorp Manager that might otherwise constitute breaches of fiduciary duty if SunocoCorp were a Delaware corporation.

The SunocoCorp LLCA limits the liability and duties of the SunocoCorp Manager, while also restricting the remedies available to SunocoCorp unitholders for actions that, without these limitations, might constitute breaches of fiduciary duty under Delaware law. Delaware limited liability company law permits such contractual reductions or elimination of fiduciary duties. By acquiring SunocoCorp Common Units, including pursuant to the Arrangement, SunocoCorp unitholders consent to be bound by the SunocoCorp LLCA, and pursuant to the SunocoCorp LLCA, each holder of SunocoCorp Common Units consents to various actions and conflicts of interest contemplated in the SunocoCorp LLCA that might otherwise constitute a breach of fiduciary or other duties under Delaware law. For example:

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The SunocoCorp LLCA permits the SunocoCorp Manager to make a number of decisions in its individual capacity, as opposed to its capacity as the managing member of SunocoCorp. This entitles the SunocoCorp Manager to consider only the interests and factors that it desires, with no duty or obligation to give consideration to the interests of, or factors affecting, SunocoCorp or its unitholders. Decisions made by the SunocoCorp Manager in its individual capacity (as opposed to in its capacity as managing member) are made by Energy Transfer, as the owner of the SunocoCorp Manager, and not by the board of directors of the SunocoCorp Manager. Examples of such decisions include:

•	decisions to appoint or remove directors from the board of the Sunoco GP;

•	whether to exercise limited call rights;

•	how to exercise voting rights with respect to any units it owns; and

•	whether to consent to any merger or consolidation of SunocoCorp, or amendment to the SunocoCorp LLCA.

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The SunocoCorp LLCA provides that the SunocoCorp Manager does not have any liability to SunocoCorp or the SunocoCorp unitholders for decisions made in its capacity as managing member of SunocoCorp so long as it acted in good faith as defined in the SunocoCorp LLCA, meaning it believed that the decisions were not adverse to the interests of SunocoCorp.

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The SunocoCorp LLCA provides that the SunocoCorp Manager and the officers and directors of the SunocoCorp Manager will not be liable for monetary damages to SunocoCorp for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the SunocoCorp Manager or those persons acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that such person’s conduct was criminal.

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The SunocoCorp LLCA provides that the SunocoCorp Manager will not be in breach of its obligations under the SunocoCorp LLCA or its duties to the members of SunocoCorp with respect to any transaction involving an affiliate if the transaction with an affiliate or the resolution of a conflict of interest is:

•	approved by the conflicts committee of the board of directors of the SunocoCorp Manager, although the SunocoCorp Manager is not obligated to seek such approval; or

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approved by the vote of a majority of the outstanding SunocoCorp Common Units, excluding any SunocoCorp Common Units owned by the SunocoCorp Manager and its affiliates, or if the board of directors of the SunocoCorp Manager acted in good faith in taking any action or failing to act.

If an affiliate transaction or the resolution of a conflict of interest is not approved by SunocoCorp unitholders or the conflicts committee, then it will be presumed that, in making its decision, taking any action or failing to act, the board of directors of the SunocoCorp Manager acted in good faith, and in any proceeding brought by or on behalf of SunocoCorp or any member, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption.

SunocoCorp unitholders have limited voting rights with respect to SunocoCorp and are not entitled to vote, and generally have no control over how the SunocoCorp Manager votes, the Sunoco Class D Units held by SunocoCorp.

Unlike the holders of common stock in a corporation, holders of SunocoCorp Common Units have no voting rights other than on the limited matters specified in the SunocoCorp LLCA and, therefore, limited ability to influence management’s decisions regarding SunocoCorp’s business, including, subject to certain limited exceptions relating to the removal of the Sunoco GP, no ability to control or influence how the SunocoCorp Manager votes the Sunoco Class D Units held by SunocoCorp.

Holders of SunocoCorp Common Units are not entitled to elect the SunocoCorp Manager or its directors. Even if holders of SunocoCorp Common Units are dissatisfied, they will not be able to remove the SunocoCorp Manager.

Holders of SunocoCorp Common Units have no right on an annual or ongoing basis to elect the SunocoCorp Manager or its board of directors. The board of directors of the SunocoCorp Manager, including the independent directors, are chosen entirely by Energy Transfer due to its ownership of the SunocoCorp Manager, and not by holders of SunocoCorp’s Units. Unlike a publicly traded corporation, SunocoCorp will not conduct annual meetings of its unitholders to elect directors or conduct other matters routinely conducted at annual meetings of stockholders of corporations. The SunocoCorp LLCA also contains provisions limiting the ability of SunocoCorp unitholders to call meetings or to acquire information about SunocoCorp’s operations, as well as other provisions limiting the SunocoCorp unitholders’ ability to influence the manner or direction of management.

If SunocoCorp unitholders are dissatisfied with the performance of the SunocoCorp Manager, they will not have the ability to remove the SunocoCorp Manager as the manager of SunocoCorp.

The SunocoCorp Manager may transfer its managing member interest to a third party without the consent of holders of SunocoCorp Common Units.

The SunocoCorp Manager may transfer its managing member interest to a third party without the consent of SunocoCorp unitholders so long as certain conditions are satisfied. Furthermore, the SunocoCorp LLCA does not restrict the ability of Energy Transfer to transfer all or a portion of its interest in the SunocoCorp Manager to a third party. Any new owner of the SunocoCorp Manager or the managing member interest would then be in a position to control the management and operation of the business and affairs of SunocoCorp, including, as applicable to elect or replace the board of directors and executive officers of the managing member without the consent of SunocoCorp unitholders, and thereby may exert significant control over SunocoCorp and may change SunocoCorp’s business strategy.

The SunocoCorp Manager has a limited call right that may require SunocoCorp unitholders to sell their SunocoCorp Common Units at an undesirable time or price.

If, at any time, the SunocoCorp Manager and its affiliates own more than 80% of the outstanding non-managing membership interests of SunocoCorp, the SunocoCorp Manager will have the right, which it may assign to any of its affiliates or to SunocoCorp, but not the obligation, to acquire all, but not less than all, of the outstanding non-managing membership interests of SunocoCorp held by unaffiliated persons at a price equal to the greater of (1) the average of the daily closing price per non-managing membership interest over the 20 trading days preceding the date three days before notice of exercise of the call right is first mailed and (2) the highest per-unit price paid by the SunocoCorp Manager or any of its affiliates for any such non-managing membership interests during the 90-day period preceding the date such notice is first mailed. As a result, SunocoCorp unitholders may be required to sell their SunocoCorp Common Units at an undesirable time or price and may not receive any return or a negative return on their investment. SunocoCorp unitholders may also incur a tax liability upon a sale of their membership interests. The SunocoCorp Manager is not obligated to obtain a fairness opinion regarding the value of the non-managing membership interests to be repurchased by it upon exercise of the limited call right. There are no restrictions in the SunocoCorp LLCA on the ability of the SunocoCorp Manager to issue additional common units and exercising its call right.

SunocoCorp may be subject to a 1% U.S. federal excise tax in connection with redemptions of SunocoCorp Common Units.

Under the SunocoCorp LLCA, SunocoCorp is entitled, in certain circumstances, to redeem the membership interests of certain SunocoCorp members and SunocoCorp may from time to time create classes of membership interests that by their terms carry certain redemption rights. On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into law. The IR Act provides for, among other things, a 1% U.S. federal excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. corporations after December 31, 2022. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from whom the shares are repurchased (although it may reduce the amount of cash distributable in a current or subsequent redemption). The amount of the excise tax is 1% of the fair market value of any shares repurchased by the repurchasing corporation during a taxable year, which may be potentially netted by the fair market value of certain new stock issuances by the repurchasing corporation during the same taxable year. In addition, a number of exceptions apply to this excise tax.

On April 9, 2024, the U.S. Department of Treasury and Internal Revenue Service issued proposed regulations, which provided clarification on some aspects of the application of the excise tax. Although the proposed regulations clarify certain aspects of the excise tax, the interpretation and operation of aspects of the excise tax remain unclear and such interim operating rules are subject to change.

Any redemption or other repurchase by SunocoCorp of any membership interests in SunocoCorp may be subject to this excise tax. Because any such excise tax would be payable by SunocoCorp and not by the redeeming holder, it could reduce the cash available for distribution to SunocoCorp unitholders, including in a subsequent liquidation and may cause a reduction in the value of the SunocoCorp Common Units.

SunocoCorp may issue additional limited liability company interests without the approval of holders of SunocoCorp Common Units, which would dilute the existing ownership interests of SunocoCorp unitholders.

The SunocoCorp LLCA does not limit the number of additional membership interests that SunocoCorp may issue. Further, the SunocoCorp Manager may authorize the issuance of any number of interests, including interests that rank senior to the SunocoCorp Common Units or that have preferential rights as it relates to voting, distributions or other matters, at any time without the approval of SunocoCorp unitholders. The issuance of additional common units or other equity interests of equal or senior rank relative to the SunocoCorp Common Units will have the following effects:

•	the proportionate ownership interest of the existing SunocoCorp unitholders will decrease;

•	the amount of cash available for distribution on each SunocoCorp Common Unit may decrease;

•	the relative voting strength of each previously outstanding SunocoCorp Common Unit may be diminished; and

•	the market price of the SunocoCorp Common Units may decline.

The SunocoCorp LLCA restricts the voting rights of SunocoCorp unitholders owning 20% or more of any outstanding class of SunocoCorp units.

The SunocoCorp LLCA limits SunocoCorp unitholders’ voting rights by providing that any units held by a person or group that owns 20% or more of the outstanding units of any class, other than the SunocoCorp Manager and its affiliates, certain of their transferees and persons who acquired such units with the prior approval of the board of directors of the SunocoCorp Manager, cannot vote on any matter.

SunocoCorp unitholders may have liability to repay distributions.

Under certain circumstances, SunocoCorp unitholders may have to repay amounts wrongfully returned or distributed to them. Under Section 18-607 of the Delaware Limited Liability Company Act (the “DLLCA”), SunocoCorp may not make a distribution to SunocoCorp unitholders if the distribution would cause SunocoCorp’s liabilities to exceed the fair value of SunocoCorp’s assets. Delaware law provides that for a period of three years from the date of an impermissible distribution, members who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the limited liability company for the distribution amount.

The SunocoCorp LLCA limits the forum, venue and jurisdiction of claims, suits, actions or proceedings.

The SunocoCorp LLCA is governed by Delaware law. The SunocoCorp LLCA requires that any claims, suits, actions or proceedings:

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arising out of or relating in any way to the SunocoCorp LLCA (including any claims, suits or actions to interpret, apply or enforce the provisions of the SunocoCorp LLCA or the duties, obligations or liabilities among the members of SunocoCorp or of members to SunocoCorp, or the rights or powers of, or restrictions on, members of SunocoCorp);

•	brought in a derivative manner on SunocoCorp’s behalf;

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asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of SunocoCorp or the SunocoCorp Manager, or owed by the SunocoCorp Manager to SunocoCorp or the SunocoCorp unitholders;

•	asserting a claim arising pursuant to any provision of the DLLCA; or

•	asserting a claim governed by the internal affairs doctrine,

be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction). By acquiring a SunocoCorp Common Unit, including pursuant to the Arrangement, a member of SunocoCorp is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claims, suits, actions or proceedings and waives any rights to a jury trial with respect to such proceedings.

These provisions may have the effect of discouraging lawsuits against the directors, officers, employees and agents of SunocoCorp and/or the SunocoCorp Manager. Members of SunocoCorp will not be deemed, by operation of the forum selection provision alone, to have waived claims arising under the federal securities laws and the rules and regulations thereunder.

The forum selection provision is intended to apply to the fullest extent permitted by applicable law to the above-specified types of actions and proceedings, including, to the extent permitted by the federal securities laws, to lawsuits asserting both the above-specified claims and federal securities claims. However, application of the forum selection provision may in some instances be limited by applicable law. Section 27 of the United State Securities Exchange Act of 1934, as amended (the “Exchange Act”) provides: “The district courts of the United States ... shall have exclusive jurisdiction of violations of the Exchange Act or the rules and regulations thereunder, and of all suits in equity and actions at law brought to enforce any liability or duty created by the Exchange Act or the rules and regulations thereunder.” As a result, the forum selection provision will not apply to actions arising under the Exchange Act or the rules and regulations thereunder. However, Section 22 of the United States Securities Act of 1933, as amended (the “Securities Act”) provides for concurrent federal and state court jurisdiction over actions under the Securities Act and the rules and regulations thereunder, subject to a limited exception for certain “covered class actions” as defined in Section 16 of the Securities Act and interpreted by the courts. Accordingly, it is anticipated that the forum selection provision would apply to actions arising under the Securities Act or the rules and regulations thereunder, except to the extent a particular action fell within the exception for covered class actions.

As a “controlled company”, SunocoCorp is not required to comply with certain NYSE corporate governance requirements.

Because Energy Transfer has the ability to elect all of the members of the board of directors of the SunocoCorp Manager, SunocoCorp is considered a “controlled company” for the purposes of the NYSE’s listing rules and corporate governance standards. Under these rules, a “controlled company” may elect not to comply with certain corporate governance requirements, including:

•	the requirement to have a majority of directors on the SunocoCorp Manager’s board of directors consist of “independent directors” as defined under the rules of the NYSE;

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the requirement to establish a compensation committee that is composed entirely of directors who meet NYSE independence standards for compensation committee members or to adopt a written charter addressing the committee’s purpose and responsibilities;

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the requirement that director nominations be made or recommended by independent directors or a nominating committee consisting entirely of independent directors, or to adopt a written charter or board resolution addressing the nominations process; or

•	the requirement for annual performance evaluation of the nominating and corporate governance and compensation committee.

SunocoCorp may rely on some or all of these exemptions for so long as it remains a “controlled company”. As a result, the members of the board of directors of the SunocoCorp Manager and any committees thereof may have some or all directors who do not meet the NYSE’s independence standards. The independence standards are intended to ensure that directors who meet those standards are free of any conflicting interest that could influence their actions as directors. Accordingly, holders of SunocoCorp Common Units may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE’s corporate governance requirements.

Because the SunocoCorp Common Units are non-voting, SunocoCorp and its members are exempt from certain provisions of U.S. securities laws. This may limit the information available to holders of SunocoCorp Common Units or their ability to vote on certain matters.

Because the SunocoCorp Common Units are non-voting, significant holders of the SunocoCorp Common Units are exempt from the obligation to file reports under Sections 13(d), 13(g), and 16 of the Exchange Act. These provisions generally require significant unitholders to report their beneficial and economic ownership. The directors and officers of the SunocoCorp Manager and SunocoCorp, as applicable, are required to file reports under Section 16 of the Exchange Act. However, SunocoCorp’s significant unitholders, other than directors and officers, are exempt from the “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of SunocoCorp securities.

Since the SunocoCorp Common Units are the only class of SunocoCorp equity registered under Section 12 of the Exchange Act and that class is non-voting, SunocoCorp also is not subject to the proxy rules under Section 14 of the Exchange Act, unless a vote of the SunocoCorp Common Units is required by the SunocoCorp LLCA or applicable law. The SunocoCorp Common Units are “non-voting” under the NYSE listing standards and corporate governance standards. Accordingly, holders of SunocoCorp Common Units may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE’s corporate governance requirements.

If SunocoCorp ceases to control Sunoco, it may become an investment company under the Investment Company Act of 1940.

If SunocoCorp ceases to indirectly manage and control Sunoco and is determined to be an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), it would either have to register as an investment company under the 1940 Act, obtain exemptive relief from the SEC or modify its organizational structure or its contractual rights to fall outside the definition of an investment company. SunocoCorp’s control of the Sunoco GP and Sunoco is pursuant to the Delegation Agreement, pursuant to which SunocoCorp has the power and authority to elect, appoint and remove the members of the board of directors of the Sunoco GP pursuant to the Delegation Agreement. The rights delegated to SunocoCorp will terminate upon certain bankruptcy or insolvency events of SunocoCorp, or upon written notice at the election of Energy Transfer, if Energy Transfer has a good faith belief that any such events is substantially likely to occur in the near future or SunocoCorp has become unable to or generally failed to pay its debts as they become due or has become insolvent (or has admitted in writing or publicly declared its intention with respect to the foregoing). If, at any time, SunocoCorp were to be required to register as an “investment company” under the 1940 Act, it could result in significant registration and compliance costs, could require changes to or impose limitations on SunocoCorp’s capital structure and SunocoCorp’s ability to transact with affiliates, could make it impractical for SunocoCorp to continue its business as contemplated and could have a material adverse effect on SunocoCorp’s business.

The SunocoCorp Common Units to be received by Parkland shareholders as a result of the Arrangement will have different rights from the Sunoco Common Units.

Although SunocoCorp will have no material assets other than its ownership of Sunoco Class D Units (which will be economically equivalent to the Sunoco Common Units), the rights of holders of SunocoCorp Common Units following the Arrangement will be different than the rights of holders of Sunoco Common Units.

SunocoCorp is a Delaware limited liability company, and the rights of holders of SunocoCorp Common Units following the Arrangement will be governed by the SunocoCorp LLCA and the DLLCA, while Sunoco is a Delaware master limited partnership and the rights of holders of Sunoco Units are governed by Sunoco’s limited partnership agreement (the “Sunoco Partnership Agreement”), and the Delaware Revised Uniform Limited Partnership Act. SunocoCorp and Sunoco will be separate and distinct publicly traded entities, and holders of SunocoCorp Common Units will have no rights under Sunoco’s organizational documents and will not be unit holders of Sunoco.

Following the completion of the Arrangement, the rights of holders of SunocoCorp Common Units will differ from the rights of holders of Sunoco Units in certain material respects, including that:

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the Sunoco Common Units represent interests in a limited partnership that is treated as a partnership and is not subject to entity-level tax for U.S. federal income tax purposes, while the SunocoCorp Common Units will represent interests in a limited liability company that will be treated as a corporation and will be taxed at the SunocoCorp entity-level for U.S. federal income tax purposes;

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the SunocoCorp Common Units will not be subject to certain transfer restrictions or eligible holder requirements that apply to holders of Sunoco Common Units under the Sunoco Partnership Agreement and arise from Sunoco’s status as a partnership for U.S. federal income tax purposes;

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Sunoco is required under the Sunoco Partnership Agreement to distribute all of its available cash to its unitholders each fiscal quarter, while SunocoCorp will only have a policy of paying quarterly cash distributions of substantially all of SunocoCorp’s cash that is available for distribution and the SunocoCorp Manager will generally have discretion to change such dividend policy and to determine the amount and timing of any distributions to holders of SunocoCorp Common Units (subject to the requirement under the Arrangement that, for two years following the date upon which the Arrangement becomes effective (the “Effective Date”)), SunocoCorp declare and pay cash distributions on the SunocoCorp Common Units each time, and in the same amount, as the cash distribution paid to holders of Sunoco Units); and

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Following the time at which the Arrangement becomes effective on the Effective Date, the Sunoco GP may be removed as the general partner of Sunoco if approved by (i) holders of at least 66 2⁄3% of the outstanding Sunoco Common Units (excluding the Sunoco Class D Units) and (ii) 66 2⁄3% of the outstanding Sunoco Class D Units, while the holders of SunocoCorp Common Units will not have the ability to remove the SunocoCorp Manager as the manager of SunocoCorp.

The amount of any dividends or distributions to be paid by SunocoCorp following the Arrangement will not be guaranteed.

For a period of two years after the Effective Date, SunocoCorp will declare and pay on each SunocoCorp Common Unit a dividend or distribution in an amount equal to 100% of the distributions paid by Sunoco on each Sunoco Common Unit each time that Sunoco declares and pays a distribution on Sunoco Common Units. Pursuant to the previously announced Arrangement Agreement, dated as of May 4, 2025, by and among SunocoCorp, Sunoco, Parkland and 2709716 Alberta ULC, an Alberta unlimited liability corporation, Sunoco has agreed to ensure that, during such two-year period, SunocoCorp has sufficient cash available as is necessary for SunocoCorp to pay such distributions, as well as ensure that SunocoCorp at all applicable times has sufficient cash or financial capacity necessary to pay when due, all expenses, obligations and liabilities of SunocoCorp (other than income taxes) arising in the ordinary course incurred in or attributable to the period starting on the Effective Date and ending on the earlier of the end date of such two-year period and a customarily defined trigger event.

Following the completion of the Arrangement, SunocoCorp will have no material assets other than its ownership of Sunoco Class D Units and the right to elect, appoint or remove the directors of Sunoco’s general partner pursuant to the Delegation Agreement. As a result, while Sunoco will be obligated, in accordance with the terms and conditions of the Omnibus Agreement, to reimburse SunocoCorp for, or pay on SunocoCorp’s behalf, certain direct and indirect costs and expenses (other than income taxes) incurred by SunocoCorp, SunocoCorp will not have independent means of generating revenue beyond the distributions it receives from Sunoco on the Sunoco Class D Units. As a result, the amount of future dividends or distributions paid by SunocoCorp and the declaration and payment thereof will be based in part upon Sunoco’s financial position, results of operations, cash flow, capital requirements and restrictions under its debt instruments, as well as broader market and economic conditions, among other factors, as such factors will impact the amount of dividends/distributions that Sunoco will pay on the Sunoco Units and Sunoco Class D Units. In addition, SunocoCorp will be taxed as a corporation for U.S. federal and state income tax purposes and will potentially be subject to U.S. federal and state income tax on the distributions it receives from Sunoco on the Sunoco Class D Units, and the amount of any such tax liability (which is not subject to reimbursement by Sunoco), will, subject to any available tax attributes of SunocoCorp that may reduce its tax liability, reduce the cash available to SunocoCorp to pay dividends or distributions on the SunocoCorp Common Units. For these reasons, as well as others, (i) there can be no assurance that the SunocoCorp Manager will not decide to suspend or discontinue the payment of dividends in the future, (ii) the amount of any dividends or distributions paid by SunocoCorp on SunocoCorp Common Units may vary over time and (iii) following the expiration of the two-year dividend equivalency period, the amount of any distribution paid on the SunocoCorp Common Units may not be equal to the amount of distributions received by holders of Sunoco Common Units.

Holders of SunocoCorp Common Units will not be beneficiaries of and will have no right to enforce the terms of the Omnibus Agreement or Delegation Agreement.

Holders of SunocoCorp Common Units are not parties to and will have no rights under or ability to enforce the Omnibus Agreement or Delegation Agreement. As a result, SunocoCorp must rely on the SunocoCorp Manager to enforce any rights of SunocoCorp under such agreements, including the obligation of Sunoco to ensure, during the two-year dividend equivalency period, that SunocoCorp has sufficient cash available for distribution for SunocoCorp to pay distributions on each SunocoCorp Common Unit in an amount equal to 100% of the distributions paid by Sunoco on each Sunoco Common Unit for each fiscal quarter.